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                                                                   EXHIBIT 10.37

                           SOFTWARE LICENSE AGREEMENT


         THIS SOFTWARE LICENSE AGREEMENT (the "Agreement") is entered into as of December 10, 1999 (the "Effective Date"), by and between Rhythms Links, Inc. a company duly organized and existing under the laws of the State of Delaware ("Customer"), and COPPER MOUNTAIN NETWORKS, INC., a company duly organized and existing under the laws of the State of Delaware ("Copper Mountain").

                                    RECITALS

         WHEREAS, concurrently with the execution of this Agreement, Customer and Copper Mountain are entering into an Equipment Purchase Agreement (the "Equipment Purchase Agreement") pursuant to which Customer is purchasing from Copper Mountain a Digital Subscriber Line ("DSL") networking system and subscriber equipment;

         WHEREAS, the DSL networking Equipment and Subscriber Equipment contains software in executable code; and

         WHEREAS, Copper Mountain desires to furnish such software to Customer, and Customer desires to receive such software from Copper Mountain, on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, Copper Mountain and Customer agree as follows:

                                    AGREEMENT

1.       DEFINITIONS

         All capitalized terms used but not otherwise defined in this Agreement shall have the meanings given such terms in the Equipment Purchase Agreement.

         "FIRMWARE" means the software in executable code contained in the Equipment.

         "NETWORK FIRMWARE" means the Firmware contained in the Network
Equipment.

         "SUBSCRIBER FIRMWARE" means the Firmware contained in the Subscriber Equipment.

         "WARRANTY PERIOD" means the following: (a) for Network Firmware, the same warranty period as for Network Equipment under the Equipment Purchase Agreement; and (b) for Subscriber Firmware, the same warranty period as for Subscriber Equipment under the Equipment Purchase Agreement.

2.       DELIVERY OF SOFTWARE

         Copper Mountain shall deliver to Customer one (1) copy of the Network Firmware and Subscriber Firmware in machine-readable object code form with the Network Equipment and Subscriber Equipment.

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3.       GRANT OF LICENSE

         Subject to the terms and conditions of this Agreement, Copper Mountain hereby grants to Customer, and its customers which use the Equipment, a perpetual, non-exclusive, royalty-free, worldwide license, effective upon Customer's acceptance of the Equipment containing such Firmware, to use the Firmware solely in conjunction with the use of such Equipment for the duration of the useful life of such Equipment.

4.       RESTRICTIONS ON USE

         All use of the Firmware not expressly permitted by this Agreement is prohibited. Without limiting the generality of the foregoing:

         4.1 COPYING. Customer may make up to two (2) copies of the Network Firmware and the Subscriber Firmware solely for archival or back-up purposes. All other copying is prohibited.

         4.2 OTHER RESTRICTIONS. Customer may not (and shall not authorize any third party to) alter, modify, adapt or translate any of the Firmware or create any derivative work based thereon. Customer may not reverse engineer, decompile, disassemble, or otherwise attempt to derive the human-readable source code for the Firmware. Customer may not alter or remove any copyright, trade secret, patent, proprietary, or other legal notice on or in copies of the Firmware.

         4.3 TRANSFERS. Customer may not sublicense, rent, loan, lease, or otherwise transfer to any third party any of the Firmware, except that the Subscriber Firmware may be transferred to, and Customer's rights under this Agreement to use the Subscriber Firmware may be assigned to a purchaser of the Subscriber Equipment containing the Subscriber Firmware. Any attempted transfer or assignment in violation of the foregoing shall be void, except as otherwise provided in Section 15.1 of this Agreement.

5.       NO LICENSE FEES

         The right to use the Firmware is included in the purchase price of the Equipment and there are no separate license fees or royalties for the Firmware.

6.       UPGRADES

         This Agreement does not require Copper Mountain to provide any software support services to Customer or to provide Customer with any enhancements, updates, upgrades, new versions, or new releases (collectively, "Upgrades") of the Firmware. Software support services shall be provided under a separate agreement. If Copper Mountain furnishes any Upgrades to Customer, whether under a separate agreement or otherwise, and Customer elects to receive such upgrades, Customer shall promptly install (or permit Copper Mountain to install) and begin using the Upgrade, and Customer's use of the Upgrade shall be subject to the terms and conditions of this Agreement. Copper Mountain agrees to assist in Customer's testing of new software releases and Upgrades when requested by Customer, and Customer's decision to implement new software releases or Upgrades will be based upon the successful completion of those tests. For support purposes, the "current" software release is defined as the last software release not known

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to contain any problems, errors or bugs. Copper Mountain also agrees that
Customer may elect to use the current software release or Upgrade, or one of the two previous software releases or Upgrades not known to contain problems, errors or bugs, and that Copper Mountain will support those releases and Upgrades. Any installation of Upgrades by Customer in accordance with procedures and instructions provided by Copper Mountain shall not result in any termination of, or adversely affect, any warranties by Copper Mountain relating to the Equipment.

7.       REPRESENTATIONS AND WARRANTIES

         7.1 REPRESENTATIONS. Copper Mountain represents that the Firmware and all documentation related thereto does not infringe upon any copyright, patent, trademark, services mark, trade name, trade secret, or other proprietary right of any third party. Copper Mountain represents that, to the best of its knowledge, it has the necessary rights and licenses required to grant Customer the right to purchase the Equipment and license the Firmware as provided under this Agreement.

         7.2. LIMITED WARRANTY. During the applicable Warranty Period, Copper Mountain warrants that the Firmware shall be free from programming errors that impair the proper and intended performance and operation of the Equipment containing such Firmware, and that all Equipment when using such Firmware and/or Upgrades shall be Year 2000 Compliant (as provided in the Equipment Purchase Agreement). All warranties provided herein with respect to Subscriber Firmware shall be transferable to any permitted transferee of the Subscriber Equipment containing such Firmware, but in no event shall the warranty on such Subscriber Firmware exceed the Warranty Period applicable to the related Subscriber Equipment as provided in the Equipment Purchase Agreement.

         7.2 LIMITATIONS. The warranty in Section 7.2 does not apply to Firmware that has been altered, modified, or improperly installed by anyone other than Copper Mountain, (except Firmware or Upgrades installed in accordance with the documentation provided by Copper Mountain). The warranty in Section 7.2 may not be transferred to any subsequent purchaser of the Equipment or any other third party except by a subsequent purchaser from Customer in its ordinary course of business, except as otherwise provided in Section 15.1 of this Agreement.

         7.3 REMEDIES. If, during the applicable Warranty Period, Customer reports a malfunction in any Equipment containing Firmware and returns such Equipment to the designated Copper Mountain facility, and Copper Mountain determines that the malfunction is covered by the warranty in Section 7.2 (subject to the limitations in Section 7.3), Copper Mountain shall, as Customer's sole and exclusive remedy for breach of these warranties and at Copper Mountain's cost and option, either (a) correct the programming errors in the Firmware, (b) furnish replacement Equipment with equivalent grade, functionality and quality to Customer, or (c) if Copper Mountain determines that
(a) and (b) are not feasible, refund the purchase price paid for the Equipment containing the defective Firmware. This action will be accomplished in a

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commercially reasonable timeframe, and in no circumstances shall Copper Mountain be obligated to procure substitute equipment for Customer.

         7.4   DISCLAIMERS.

               (a) EXCEPT AS EXPRESSLY SET FORTH IN SECTION 7.2, COPPER MOUNTAIN MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE FIRMWARE, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

               (b) Customer acknowledges that it has not relied on any representations or warranties other than those in Section 7.2 or in any documentation accompanying the Equipment.

8.       INFRINGEMENT CLAIMS

         8.1 INDEMNIFICATION. Subject to Section 8.3 below, Copper Mountain agrees to defend, indemnify and hold harmless Customer, its officers, directors, employees, agents and representatives from and against all claims, demands, losses, damages, liabilities, costs and expenses (including reasonable attorney's fees) arising out of or relating to any claim, demand or judgment that the authorized and proper use of the Firmware or the contents of any documentation related thereto infringe any patent, copyright, trademark, service mark, trade secret or other proprietary right of a third party; provided, however, that Customer (a) promptly notifies Copper Mountain in writing of the claim, (b) gives Copper Mountain the sole authority to control the defense and settlement of the claim, and (c) cooperates and, at Copper Mountain's request and expense, assists in the defense of the claim. Settlement of any such claim by Copper Mountain shall include a complete and unconditional release in favor of Customer.

         8.2 MITIGATION. If any infringement claim covered by Section 8.1 arises or in Copper Mountain's opinion is likely to occur, Copper Mountain shall immediately, at its option, (a) procure for Customer the right to use the infringing Firmware, (b) replace the infringing Firmware with a non-infringing substitute product that does not adversely affect the functionality of the Equipment, or (c) refund to Customer the purchase price of the Equipment containing the infringing Firmware. If Customer continues to use Firmware after receiving notice of a claim or a ruling that Customer's use of such Firmware infringes a third party's rights and after Customer shall have refused to comply with Copper Mountain's proposed solution to such infringement in accordance with this Section 8.2, Customer shall be responsible for any liability resulting from such continued use after such refusal.

         8.3 EXCLUSIONS. Copper Mountain shall have no liability for any claim described in Section 8.1 if the claim is based on or arises from Customer's (a) improper or unauthorized use or modification of any Firmware; (b) use of a superseded or altered release of any Firmware if the claim would have been avoided by use of current or unaltered versions or releases of such Equipment that Copper Mountain provided to Customer; or (c) combination or use of any Firmware with equipment, computer programs, data or other items not furnished by Copper Mountain (or authorized by Copper Mountain in writing for such combination or use), if the claim would have been avoided by use of the Firmware without such equipment, computer

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programs, data or other items. Customer shall indemnify and hold Copper Mountain harmless for and against any and all liability, damages, losses, costs and expenses (including attorney's fees) arising from any claim described in this
Section 8.3.

         8.4 ENTIRE LIABILITY. Section 8 states Customer's exclusive remedy and Copper Mountain's entire liability of any infringement claim relating to the Firmware.

9.       LIMITATION OF LIABILITY

         9.1 IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, ANY LOST PROFITS, LOST SAVINGS, OR LOST DATA, ARISING FROM OR RELATING TO THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR CLAIMS UNDER ARTICLE 8 HEREOF, THE TOTAL CUMULATIVE LIABILITY OF EITHER PARTY TO THE OTHER PARTY FOR ANY CLAIMS OR CAUSES OF ACTION ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE EQUIPMENT CONTAINING FIRMWARE (WHETHER IN CONTRACT, IN TORT OR OTHERWISE) SHALL NOT EXCEED THE AGGREGATE AMOUNT PAID BY CUSTOMER TO COPPER MOUNTAIN FOR THE EQUIPMENT.

         9.2 Customer understands that Copper Mountain's pricing is predicated on the limitations of Copper Mountain's liability set forth in Section 9.1 and acknowledges that Copper Mountain would not enter into this Agreement without such limitations.

10.      CONFIDENTIALITY INFORMATION

         Customer acknowledges that all technical documentation and information delivered to Customer by Copper Mountain under this Agreement, and all other information relating to the design, development, configuration, use, installation, operation and maintenance of the System, constitute confidential or proprietary information of Copper Mountain (collectively, "Confidential Information"). Customer shall not duplicate or disclose to any third person, and shall not use for any purpose other than operation and maintenance of the System, any Confidential Information without the prior written consent of a duly authorized officer of Copper Mountain or unless required pursuant to any process, proceeding or other action by any governmental, law enforcement agency or judicial authority. The foregoing restrictions shall not apply to any Confidential Information that Customer can demonstrate: (a) was or is wholly and independently developed by Customer or lawfully received by Customer free of restriction from another source having the rights to furnish such Confidential Information; (b) has become generally available to the public without breach of this Agreement; or (c) at the time of disclosure to Customer was known to Customer free of restriction, as evidenced by documentation in Customer's possession.

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11.      INTELLECTUAL PROPERTY RIGHTS

         This Agreement confers upon Customer only certain limited rights to use the Firmware. Except for such rights, Copper Mountain retains all rights, title and interest in and to the Firmware and any and all maintenance releases, enhancements, updates, upgrades, new versions, or new releases, modifications, and derivative works, including, but not limited to, any patent, trademark, trade secrets, copyright and any other intellectual property or proprietary rights related thereto.

12.      TAXES

         Copper Mountain shall pay all taxes, export duties, and other charges and expenses imposed by any government authority within the United States in connection with the delivery of the Firmware to Customer.

13.      TERM AND TERMINATION

         13.1 TERM. This Agreement shall become effective as of the Effective Date and shall remain in effect until and unless terminated as set forth below.

         13.2 TERMINATION. Customer may terminate this Agreement with or without cause at any time, effective immediately upon notice to Copper Mountain. Copper Mountain may terminate this Agreement, effective immediately upon notice to Customer, if Customer breaches Section 4, or if Customer breaches any material obligation under this Agreement and fails to cure the breach within forty-five (45) days after Copper Mountain gives Customer written notice of the breach.

         13.3 EFFECTS OF TERMINATION. Upon termination of this Agreement for any reason, all license rights granted to Customer in this Agreement shall expire immediately (except for Equipment and Firmware with respect to Equipment already purchased by Customer, for which the rights granted hereunder shall continue), and Customer must return all copies of the Firmware not already installed in Equipment owned by Customer or permitted transferees to Copper Mountain promptly after any such termination, and Customer shall only retain one copy of Firmware not loaded in Equipment previously.

         13.4 SURVIVAL. The rights and obligations of the parties under Sections 4, 7.2 through 7.4 (solely for the duration of the applicable Warranty Period), 7.5, 8, 9, 10, 11, 12, 13.3, 13.4 and 15 shall survive termination of this Agreement for any reason.

14.      AUTHORITY

         Each party hereby represents and warrants to the other party that (a) such party is duly organized, validly existing and in good standing under the laws of the place of its establishment or incorporation; (b) such party has taken all action necessary to authorize it to enter into this Agreement and perform its obligations under this Agreement; (c) this Agreement shall constitute the legal, valid and binding obligations of such party; and (d) neither the execution of this Agreement, nor the performance of such party's obligations hereunder, shall conflict with, result

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in a breach of, or constitute a default under, any provision of the Articles of
Incorporation, business license, Bylaws or similar organizational documents of such party, or of any law, rule, regulation, authorization or approval of any government entity, or of any agreement to which it is a party or by which it is bound.

15.      GENERAL PROVISIONS

         15.1 ASSIGNMENT. Subject to Section 4.3, neither party may assign this Agreement or any right or interest under this Agreement, nor delegate any obligation to be performed under this Agreement, without the other party's prior written consent (which shall not be unreasonably withheld), except that either party may, with or without the other party's consent, (a) assign this entire Agreement in connection with a merger, reorganization, or sale of all or substantially all of its assets to a third party; (b) assign part or all of this Agreement to one or more of its affiliates; and (c) subcontract portions of its obligations under this Agreement as long as the assigning party remains responsible for such obligations. Any attempted assignment in contravention of this Section 15.1 shall be void.

         15.2 NON-WAIVER; SEVERABILITY. Any delay or failure by either party to exercise any right or remedy under this Agreement shall not constitute a waiver of such right or remedy thereafter or of any other right or remedy. If any provision of this Agreement is determined to be unenforceable, the remaining provisions shall remain in full force and effect.

         15.3 NOTICES. All notices and other communications provided for hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage paid, or delivered personally, by overnight delivery service or by facsimile, computer mail or other electronic means, with confirmation of receipt, addressed as follows:

If to Copper Mountain:             Copper Mountain Networks, Inc.
                                   10145 Pacific Heights Boulevard, Suite 100
                                   San Diego, California  92121
                                   Attn:  John A. Creelman
                                   Fax No:  (619) 410-7281

If to Customer:                    Rhythms  Links, Inc.
                                   6933 S. Revere Parkway
                                   Suite 200
                                   Englewood Colo. 80112
                                   Attn:  Tom Hartzell
                                   Fax No:  (303) 476-5701

         Either party may by like notice specify or change an address to which notices and communications shall thereafter be sent. Notices sent by facsimile, computer mail or other electronic means shall be effective upon confirmation of receipt, notices sent by mail or overnight delivery service shall be effective upon receipt or when delivery is refused, and notices given personally shall be effective when delivered or when delivery is refused.

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         15.4  PUBLICITY. Copper Mountain and Customer agree that neither party shall originate any press release or other public announcement related to this Agreement, written or oral, without the prior written consent of the other party, except as required by law or a court order.

         15.5 NONDISCLOSURE. Copper Mountain and Customer agree that either party may disclose the existence of this Agreement, but neither party shall make any disclosure relating to the terms of or performance under this Agreement to any third party (other than their accountants and attorneys) without the prior written consent of the other party, except as required by law or a court order.

         15.6 GOVERNING LAW AND VENUE. All matters arising in connection with this Agreement or the enforcement or construction thereof shall be governed by (without regard to conflict-of-laws provisions) and resolved in accordance with the laws of the State of California. Copper Mountain and Customer each hereby irrevocably (a) agrees that any suit, action or other legal proceeding arising from or relating to this Agreement shall be brought in a court of competent jurisdiction in San Francisco, California, which court shall have exclusive jurisdiction over any controversy arising from or related to this Agreement, (b) consents to the jurisdiction of such court in any such suit, action or proceeding, and (c) waives any objection it may have to the laying of venue of any such suit, action or proceeding in such court and waives any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Service of process in any suit, action or proceeding may be made in any manner permitted by law.

         15.7 ATTORNEY'S FEES. The prevailing party in any litigation between the parties relating to this Agreement shall be entitled to recover its reasonable attorney's fees and court costs, in addition to any other relief it may be awarded, from the non-prevailing party.

         15.8 CONSTRUCTION. The headings of sections and subsections of this Agreement are for convenience only and shall not be construed to affect the meaning of any provision of this Agreement.

         15.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall be one and the same agreement.

         15.10 ENTIRE AGREEMENT; MODIFICATIONS. This Agreement, together with the exhibits attached hereto, constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement shall be effective unless made in writing and signed by the parties. Any additional or different terms stated in any purchase order or other document delivered to Copper Mountain by Customer in connection with this Agreement shall have no effect.

         15.11 DISPUTE RESOLUTION. If any dispute arises between the parties relating to the interpretation, breach or performance of this Agreement or the grounds for the termination thereof, and the parties cannot resolve the dispute within thirty (30) days of a written request by either party to the other party, the parties agree to hold a meeting, attended by individuals with

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decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If, within sixty (60) days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, such dispute shall be submitted to final and binding arbitration under the then current commercial rules and regulations of the American Arbitration Association (the "AAA") relating to voluntary arbitrations. The arbitration shall be held in San Francisco, California. The arbitration shall be conducted by one arbitrator, who is knowledgeable in the subject matter at issue in the dispute and who will be selected by mutual agreement of the parties or, failing such agreement, shall be selected in accordance with AAA rules. Each party shall initially bear its own costs and legal fees associated with such arbitration. The prevailing party in any such arbitration shall be entitled to recover from the other party actual attorneys' fees, costs and expenses incurred by the prevailing party in connection with such arbitration. The decision of the arbitrator shall be final and binding on the parties. The arbitrator shall prepare and deliver to the parties a written, reasoned opinion conferring its decision. The arbitrator shall have no power or authority to make any award that provides for punitive or exemplary damages or other damages excluded by this Agreement, or that otherwise departs from the plain meaning of this Agreement. Judgment on the award so rendered may be entered in any court having competent jurisdiction thereof. Notwithstanding the foregoing, Copper Mountain shall have the unequivocal right to obtain timely injunctive from a court of law pursuant to Section 15.11.

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         IN WITNESS WHEREOF, Copper Mountain and Customer have caused this
Agreement to be executed by their duly authorized representative.


COPPER MOUNTAIN NETWORKS, INC.            RHYTHMS  LINKS, INC.



By:    /s/ Richard S. Gilbert             By:     /s/ Rand Kennedy
       ----------------------------               ----------------------------

Name:  Richard S. Gilbert                 Name:   Rand Kennedy
       ----------------------------               ----------------------------

Title: President and CEO                  Title:  SVP Networks
       ----------------------------               ----------------------------

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